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                                                                 EXHIBIT (10)(s)

                        THE REYNOLDS AND REYNOLDS COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

                          (October 1, 2002 Restatement)

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                        THE REYNOLDS AND REYNOLDS COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

The Reynolds and Reynolds Company (the "COMPANY") established The Reynolds and Reynolds Company Supplemental Retirement Plan (the "PLAN") effective October 1, 1978. The Plan has been amended from time to time.

In addition to the Plan, the Company previously provided non-qualified deferred compensation benefits to eligible employees pursuant to a salary continuation program for officers, the terms of which were set forth in individual agreements between those employees and the Company (collectively, the "OFFICERS SALARY CONTINUATION PLAN").

The Company now desires to amend and restate the Plan, and combine it with the Officers Salary Continuation Plan. As such, the benefits provided under this restated Plan replace those previously provided under the Plan and the Officers Salary Continuation Plan.

THEREFORE, effective as of October 1, 2002, the Plan is amended and restated, as set forth below. The provisions of this amended and restated Plan shall apply only to covered employees (including officers) who retire, die, or terminate employment with the Company and all Related Companies on or after that date.

      1. DEFINITIONS. Unless a different meaning clearly is required by the context, for purposes of the Plan, words and phrases defined in this document shall have the meanings indicated, and all other words and phrases used as capitalized defined terms shall have the meanings given them in The Reynolds and Reynolds Company Retirement Plan, as in effect at the time the meaning is to be determined (the "QUALIFIED PENSION PLAN").

As used in this Plan, the terms set forth below shall have the following meanings:

      (a) "BOARD" shall mean the Compensation Committee appointed by the board of directors of the Company, as constituted from time to time, or any other individual member or committee of that board to which it has delegated authority with respect to the Plan.

      (b) "CHANGE IN CONTROL" shall mean the occurrence of any of the following:

            (i) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (other than Richard H. Grant, Jr., his children or his grandchildren, Reynolds, any trustee or other fiduciary holding securities under an employee benefit plan of Reynolds or any company owned, directly or indirectly, by the shareholders of Reynolds in substantially the same proportions as their ownership of stock of Reynolds), who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the

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                    Exchange Act), directly or indirectly, of securities of
                    Reynolds representing twenty percent (20%) or more of the combined voting power of Reynolds' then outstanding securities;

            (ii) during any period of two (2) consecutive years (not including any period prior to the effective date of this restatement of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Reynolds to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by Reynolds' shareholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

            (iii) the consummation of a merger or consolidation of Reynolds or any direct or indirect subsidiary of Reynolds with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of Reynolds outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of Reynolds or such surviving entity or parent thereof outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Reynolds (or similar transaction) in which no "person" (as hereinabove defined) is or becomes the beneficial owner, directly or indirectly, of securities of Reynolds (not including in the securities beneficially owned by such person any securities acquired directly from Reynolds or its affiliates other than in connection with the securities acquired directly from Reynolds or its affiliates other than in connection with the acquisition by Reynolds or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of Reynolds' then outstanding securities; or

            (iv) the shareholders of Reynolds approve a plan of liquidation, dissolution or winding up of Reynolds or an agreement for the sale or disposition by Reynolds of all or substantially all of Reynolds' assets.

      (c) "CLAIMANT" means a Participant, or any beneficiary of a Participant, as determined under the provisions of this Plan, as amended from time to time.

      (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include the then current

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            section of the Code, and any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

      (e) "DISABILITY" and/or "DISABLED" means any of the following conditions which first occur after the date an associate becomes a Participant:

            (i)   the total and irrevocable loss by a Participant of:

                  (A)      sight of both eyes;

                  (B)      the use of both hands or both feet;

                  (C)      the use of one hand and one foot;

                  regardless of whether the Participant is able to perform the duties of, or is working at, any occupation;

                                       OR

            (ii) the inability of a Participant to perform all of the substantial and material duties of his regular occupation as a result of an injury or sickness. If a disability described in the preceding part of this clause (ii) continues for a period of sixty (60) months, then for purposes of this clause (ii), disability means the inability of a Participant to perform all of the substantial and material duties of any occupation for which he is reasonably qualified by education, training or experience.

      (f) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      (g)   "GOOD REASON" means the occurrence of any of the following events:
            (i) Reynolds reduces a Participant's base salary below the amount of such base salary in effect immediately preceding a Change in Control without the Participant's written consent; (ii) Reynolds fails to continue to provide a Participant with fringe benefits (including bonuses, vacation, health and disability insurance, etc.) at least equivalent to those of other similarly situated associates employed by Reynolds; (iii) the Participant is required by Reynolds to perform duties or services which differ significantly from those performed by him prior to the Change in Control, or which are not ordinarily and generally performed by a similarly situated executive of a corporation; or (iv) the nature of the duties or services which Reynolds requires a Participant to perform necessitates absence overnight from his place of residence, because of travel involving the business affairs of Reynolds, for more than ninety (90) days during any period of six (6) consecutive months.

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      (h)   "PARTICIPANT" means an associate of Reynolds or a Related Company who:

            (i) is a member of a "select group of management or highly compensated employees", as that phrase is defined for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA,

            (ii) has been notified by the Committee of his or her eligibility to participate in the Plan,

            (iii) has furnished (within a reasonable time established by the
                  Committee) such applications, consents, proofs of date of birth, elections, beneficiary designations and other documents and information as the Committee reasonably shall require,

                                       AND

            (iv) has been designated an eligible officer by the Chief Human Resources Officer of Reynolds ("CHRO"),

                                       OR

            (v) has been designated by the Board as eligible to participate in the Plan

            Provided, however, that the Board may at any time designate any associate or group of associates (including officers and active Participants) as being ineligible to participate (or to continue to participate) in the Plan.

            Upon becoming a Participant, each associate shall be deemed conclusively, for all purposes, to have assented to and to be bound by the terms and provisions of the Plan.

      (i) "PAYMENT DATE" means, with respect to any Participant, the first to occur of the following:

            (i) the date the Participant dies, but only if he satisfied the Service Requirement at the time of his death; or

            (ii) the date the Participant terminates employment with Reynolds after attaining age fifty-five (55), but only if he has satisfied the Service Requirement as of his termination date and, with respect to Part 2 of his Aggregate Non-qualified Deferred Compensation Benefit (as defined in Section 2, below), he has satisfied the requirements for Early or Normal Retirement under the Qualified Pension Plan; or

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            (iii) the date, after the termination of his employment with
                  Reynolds, on which the Participant attains age fifty-five
                  (55), but only if the Participant has satisfied the Service Requirement as of the date he attains age fifty-five (55) and, with respect to Part 2 of his Aggregate Non-qualified Deferred Compensation Benefit (as defined in Section 2, below), he has satisfied the requirements for Early Retirement under the Qualified Pension Plan; or

            (iv) the date the Participant satisfies the requirements for Normal Retirement (as defined in the Qualified Pension Plan), but, with respect to Part 1 of his Aggregate Non-qualified Deferred Compensation Benefit (as defined in Section 2), only if the Participant has satisfied the Service Requirement as of that date.

            The following provisions relate only to Part 1 of the Aggregate Non-qualified Deferred Compensation Benefit (as defined in Section
            2), and are in addition to the dates described in (i) through (iv), next above.

            (v)   the date the Participant dies, but only if:

                  (A)      he was employed by Reynolds on that date; or

                  (B) he previously terminated employment with Reynolds because he was Disabled, and he remained continuously Disabled until his death.

            (vi) the date the Participant terminates employment with Reynolds after attaining age fifty-five (55), but only if the Participant is Disabled as of his termination date.

            (vii) the date, after the termination of his employment with
                  Reynolds, on which the Participant attains age fifty-five
                  (55), but only if he was Disabled when his employment by Reynolds terminated, and he remained Disabled continuously until he attained age fifty-five (55).

      (j) "PLAN YEAR" means each twelve-month period commencing on October 1 and ending on September 30.

      (k) "RELATED COMPANY(IES)" means any corporation which is a member of the same controlled group of corporations, within the meaning of
            Section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and l563(e)(3) (C) of the Code, with the Company, and other entity designated by the company as a Related Company.

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      (l)   "SERVICE REQUIREMENT" means at least three (3) years of employment as an eligible officer, and:

            (i) with respect to Part 1 of a Participant's benefit (as defined in clause 2(a)(i), below), either:

                  (A)      the completion by the Participant of at least fifteen
                           (15) years of employment by the Company or a Related Company, whether or not continuous, taking into account employment before and after he becomes a Plan Participant, OR

                  1) for Participants who retire from the Company or a Related Company on or after attaining age sixty-five
                           (65) and prior to completing fifteen (15) years of service with the Company or a Related Company, service with the Company and Related Companies sufficient to entitle the Participant to a Normal Retirement benefit under the Qualified Pension Plan;

            (ii) with respect to Part 2 of a Participant's benefit (as defined in clause 2(a)(ii), below), either:

                  (A) service with the Company and Related Companies sufficient to entitle the Participant to an Early Retirement or Normal Retirement benefit under the Qualified Pension Plan, or

                  (B) five (5) Years of Service (as defined in the Qualified Pension Plan) as an officer of the Company as of the date of his termination of employment.

                  A Participant shall be considered employed by Reynolds during an authorized leave of absence, as described in Section 12, below.

      (m) "TERMINATION FOR CAUSE" means a termination of a Participant's employment whenever occasioned by (i) the willful and continued failure by a Participant to substantially perform duties with Reynolds (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to Reynolds or its subsidiaries, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted

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            to be done, by Participant not in good faith and without reasonable belief that Participant's act, or failure to act, was in the best interest of Reynolds.

      2. DEFERRED COMPENSATION PAYMENTS. Benefit payments shall begin on the relevant Payment Date, provided that the Participant or Beneficiary, as appropriate, has properly completed and returned to the Committee or its delegate all required payment forms.

      (a) AMOUNT OF PAYMENT. An amount, expressed as a annual single-life annuity payable at Participant's retirement from Reynolds or a Related Company on or after his Normal or Early Retirement Date (both as defined in the Qualified Pension Plan)) equal to the sum of:

            PART 1: six and one half percent (6.5%) of his Final Average Pay, as defined in the Qualified Pension Plan, reduced by four tenths of one percent (.4%) per month for each month by which the first payment precedes the date the Participant attains age sixty (60), and increased by four tenths of one percent (.4%) per month for each month by which the first payment follows the date the Participant attains age sixty (60), or for a Participant described in paragraph 1(l)(i)(B), above, six and one half percent (6.5%) of his Final Average Pay, as defined in the Qualified Pension Plan, multiplied by a fraction, the numerator of which is his months of service with Company and Related Companies, determined as of the date he retires from the Company or a Related Company, and the denominator of which is one hundred eighty (180),

                                       and

            PART 2: the difference between Participant's actual Qualified Pension Plan benefit and the Qualified Pension Plan benefit Participant would have received if it had been calculated without regard to Code Sections 401(a)(17) and 415.

            To receive payment of Part 1 or Part 2, the Participant must satisfy service and other Plan requirements applicable to that part of the benefit. At any Payment Date, the AACCRUED SUPPLEMENTAL PENSION BENEFIT@ of a Participant is the portion, if any, of Part 1 and Part 2 for which the

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            Participant has satisfied all of the conditions for payment.

      (b)   FORM OF PAYMENT.

            (i) NORMAL FORM OF PAYMENT. Unless the Participant elects otherwise under Section 2(b)(ii), or the Committee decides otherwise pursuant to Section 2(b)(iv), the Participant shall receive payment as follows:

                  (A) An initial payment equal to the Lump Sum Amount (as defined in 2(b)(iii), below); plus

                  (B) A life annuity which is actuarially equivalent to the difference, if any, between:

                           (1)      the present value of the Accrued
                                    Supplemental Pension Benefit; and

                           (2)      the Lump Sum Amount;

                  The present value referred to in 2(b)(i)(B)(1) shall be determined based on the actuarial assumptions set forth in 2(b)(iii)(2), below.

            (ii) WAIVER OF RIGHT TO LUMP SUM. The Participant may elect not to receive the lump sum payment described in 2(b)(i)(A), and to have his entire Accrued Supplemental Pension Benefit paid as a single-life annuity. Any such election must be made at least twelve (12) months prior to his Payment Date, in writing, on a form acceptable to the CHRO, and, to be effective, must be received timely by the office of the CHRO.

            (iii) The LUMP SUM AMOUNT shall be determined as follows:

                  (A)      First, subtract:

                           (1) the annual single life annuity payable to the Participant from the Qualified Pension Plan (the "QUALIFIED PLAN BENEFIT");

                                      FROM

                           (2) an amount equal to $75,000 increased for inflation by one fourth of one percent (.25%) for each month of employment after October 1, 1999.

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                  One (1) day of employment during a month is sufficient to earn the inflation adjustment for that month. No adjustment for inflation will be made after the month of termination, however.

                  The result of subtracting the Participant's Qualified Plan Benefit from the Annual Amount, as determined above, is the amount of a hypothetical, annual, single-life annuity payable for the life of the Participant. The amount of this hypothetical annuity is referred to below as the ATARGET BENEFIT@.

                  (B) Next, convert the lesser of the Target Benefit and the Accrued Supplemental Pension Benefit to a lump sum, using the following actuarial assumptions:

                           (1) Fifty-four percent (54%) of the sum of: (1) the discount rate used in preparing the Financial Accounting Standard 87 report for the Pension Plan for Reynolds' fiscal year in which the lump sum distribution is paid; and (2) two percent (2%).

                           (2) The length of the payment is twenty and five-tenths (20.5) years increased by six-tenths (.6) of a year for each year (or portion thereof) that the Payment Date precedes age sixty-two (62) or decreased by six-tenths (.6) of a year for each year (or portion thereof) that the Payment Date follows age sixty-two (62).

                           (3) The annual annuity amount is payable in equal monthly installments, as of the first day of each month.

                  (C) The result of the calculations described in (B), next above, is the Lump Sum Amount.

            (iv) OTHER PAYMENT OPTIONS. Any part of the Aggregate Non-qualified benefit which otherwise would be paid as a life annuity may, at the option of the Committee and after appropriate adjustment for actuarial equivalence, be paid in the same form as elected by Participant under the Qualified Pension Plan.

            (v)   CASH-OUTS. Notwithstanding the preceding provisions of this
                  Section 2, if, as of his Payment Date, the present value of a Participant's Accrued Supplemental Pension Benefit is equal to or less than ten thousand dollars ($10,000), the Committee may distribute it in a lump

                                                                               9

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                  sum payment. Any such distribution will fully discharge the
                  Plan's liability to the Participant and his Beneficiary.

            (vi) ACTUARIAL EQUIVALENCE. Except as expressly provided in this Plan, actuarial equivalence calculations shall be determined using the actuarial assumptions and methods used in calculating Qualified Pension Plan benefits, determined as of the date of the calculation.

            (vii) FICA TAX ADJUSTMENTS. The law generally requires that
                  Participants pay their share of certain employment taxes on Plan benefits at the time Plan benefits become definitely determinable. Under certain circumstances, those taxes become due before Plan benefits are payable. Any contrary Plan provision notwithstanding, if any Participant fails to pay his share of any such taxes when they become due, the Committee is authorized to make the payment on his behalf, and to make an appropriate actuarial reduction in his benefit to reflect the payment of taxes on his behalf.

      (c) DEATH BENEFITS. If a Participant dies after payments have begun under this Plan, and before receiving all of the payments to which he is entitled under this Plan, the beneficiary designated under
            Section 3 shall receive the balance of the payments, in the same form and at the same time as they would have been paid to Participant.

            If Participant dies while this Plan is in effect, and before payments have begun under this Plan, the beneficiary designated under Section 3 shall receive an amount determined as follows:

            (i)   If a Participant:

                  (A)      dies while employed by the Company,

                  (B) has satisfied the Service Requirement on his date of death, or

                  (C) previously terminated employment with the Company because he was Disabled, and he remained continuously Disabled until his death,

                  then PART 1 OF THE ACCRUED SUPPLEMENTAL PENSION BENEFIT shall be paid to the beneficiary or beneficiaries in accordance with 2(b)(i), but taking into account only Part 1 of the Accrued Supplemental Pension Benefit. If there are multiple surviving beneficiaries, the death benefit will be divided between or among them:

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                  (D)      as specified on the beneficiary designation, or

                  (E) if the beneficiary designation does not specify how the benefit is to be divided, as the Committee shall determine, based on rules and procedures it establishes.

            (ii) If and only if the Participant satisfied the Service Requirement as of his date of death, PART 2 OF THE ACCRUED SUPPLEMENTAL PENSION BENEFIT shall be paid as follows.

                  (A) If the Participant is married at the time of his death and his spouse survives him, his spouse shall be entitled to a life annuity, determined as though the Participant had separated from service on his date of death, survived until the earliest retirement age provided for in the Plan, retired, and elected payment of Part 2 of his Accrued Supplemental Pension Benefit as an immediate joint and fifty percent (50%) survivor annuity on the day before his death.

                  (B) If the Participant is not survived by a spouse, then his beneficiary or beneficiaries shall be entitled to a monthly benefit, payable for a period of sixty (60) months, equal to fifty percent (50%) of the monthly benefit which would have been payable to the Participant if he had terminated employment on his date of death, survived to his Qualified Pension Plan Normal Retirement Date, and elected payment of Part 2 of his Accrued Supplemental Pension Benefit in the form of a single-life annuity, with payments beginning on his Qualified Pension Plan Normal Retirement Date.

                           Any such death benefit payments shall begin as of the first day of the month next following the Participant's date of death. If there are multiple surviving Beneficiaries, the death benefit will be divided between or among them:

                           (1) as specified on the Beneficiary designation, or

                           (2) if the Beneficiary designation does not specify how the benefit is to be divided, as the Committee shall determine, based on rules and procedures it establishes.

      (d) LIMITATION ON DEATH BENEFITS. Notwithstanding any contrary provision of the Plan, no payment shall be made under this Plan by reason of the death of

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            Participant as a result of suicide which occurs within two (2) years of the date of the associate becomes a Plan Participant. The provisions of the preceding sentence shall apply whether or not Participant is sane at the time the suicide occurs.

      (e) DIVISION OF BENEFIT RESULTING FROM DIVORCE. A Participant may have his accrued benefit divided by order of a court of competent jurisdiction in a divorce or child support proceeding, subject to the following rules and limitations. The Participant is responsible for advising the Company and the Committee of any such order. Any such division shall be based on the benefit determined as of the date specified in the order. The amount of benefits paid to a Participant will be reduced to reflect any amounts payable to another party under such an order. Unless authorized by the Committee, in its sole discretion, no payment shall be made under any such order before the earliest date on which the Participant is entitled to payment of his or her accrued Plan benefit. No such order shall require the Plan to provide any type or form of benefit, or any payment or other option, not otherwise provided under the Plan.

      3. DESIGNATING A BENEFICIARY. Subject to the provisions of this Section, each Participant may, from time to time, designate a beneficiary or beneficiaries to receive any payments under this Plan which remain due and payable at the time of his death. A Participant must designate each beneficiary on a written beneficiary designation form, which must be received by the Committee or the CHRO prior to his death. A Participant may change his designated beneficiary or beneficiaries by submitting an appropriately completed, written beneficiary designation form to the Committee or the CHRO prior to his death.

If Participant fails properly to designate a beneficiary, any payment otherwise due and payable under this Plan will be made to Participant's surviving spouse, if any, and otherwise to one or more Beneficiaries (in such proportions as the Committee decides) selected by the Committee, who shall be either:

      (a) one or more of the Participant's relatives by blood, adoption or marriage; or

      (b) the estate of the last to die of the Participant and his Beneficiary.

      4. LOSS OF ELIGIBILITY/TRANSFER TO AN INELIGIBLE GROUP. Notwithstanding any contrary Plan provision, a Participant shall cease to accrue Plan benefits as of the first date on which the Participant:

      (a) ceases to be a member of a "select group of management or highly compensated employees", as that phrase is defined for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA,

      (b) is demoted or reclassified, so that he remains employed by Reynolds, but is no longer eligible to continue to accrue Plan benefits, or

      (c) is no longer eligible to participate as the result of an action by the Board.

The Accrued Supplemental Pension Benefit of any such Participant shall be determined as of the date he ceased accruing benefits. In order to be eligible for payments under this Plan, the Participant must satisfy all applicable Service Requirements or qualify for the payment under Section 9.

      5. ADMINISTRATION. The authority to control and manage the operation and administration of the benefits provided pursuant to this Plan is vested in a Committee which has the rights, duties and obligations set forth in this Section 5.

This Plan, and any related documents, shall be retained by the CHRO on behalf of the Committee, and made available for examination by the Committee upon reasonable request.

      (a) MEMBERSHIP AND MANNER OF ACTING. The Committee shall consist of three (3) or more persons selected by the Board of Directors of Reynolds or by any committee or member of the Board of Directors of Reynolds to whom authority to appoint the Committee has been delegated. The Committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The Committee, by unanimous written consent, may authorize any one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the Committee members or by an authorized Committee member shall be conclusive in favor of any person reasonably acting in reliance on it.

      (b) RIGHTS, POWERS AND DUTIES. The Committee shall have such authority as may be necessary to discharge its responsibilities, including the following powers, rights and duties:

            (i) to interpret and construe, in its sole discretion, in a nondiscriminatory manner, the provisions of this Plan, as amended from time to time, and to adopt such rules of procedure and regulations as are consistent with those provisions and as it deems necessary and proper;

            (ii) to determine, in its sole discretion, in a nondiscriminatory manner, all questions relating to the eligibility, benefits and other rights of all persons under this Plan;

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

            (iii) to direct all payments and distributions required or permitted under this Plan;

            (iv) to maintain and keep adequate records concerning its proceedings and acts in such form and detail as the Committee may decide;

            (v) except as otherwise expressly provided in this Plan, to establish actuarial assumptions and procedures for determining actuarial equivalence and for any other purpose required to implement this Plan; and

            (vi)  to delegate its powers and duties to others as it sees fit.

      (c) APPLICATION OF RULES. The Committee shall apply all rules of procedure and regulations adopted by it in a uniform and non-discriminatory manner. Any act of the Committee based on an interpretation of this Plan which is made in good faith shall be binding and conclusive upon all persons or entities claiming under it.

      (d) REMUNERATION AND EXPENSES. No remuneration shall be paid to any Committee member as such. The reasonable expenses of a Committee member incurred in the performance of a Committee function shall be reimbursed by Reynolds, however.

      (e) RESIGNATION OR REMOVAL OF COMMITTEE MEMBER AND APPOINTMENT OF SUCCESSOR. A Committee member may resign at any time by advance written notice to the other Committee members. Reynolds, acting through the Board, may remove a Committee member by giving advance notice to him and the other Committee members. Reynolds, acting through the Board, may fill any vacancy in the membership of the Committee and shall give prompt notice thereof to the other Committee members.

      (f) RELIANCE ON INFORMATION PROVIDED BY REYNOLDS. The Committee may rely on any oral or written statement made by an authorized representative of Reynolds. If the Committee so requests, the Reynolds shall certify any such statement.

      (g) INDEMNIFICATION. Reynolds shall indemnify the Committee, each of its members and any employee or director of Reynolds to whom authority or responsibility have been delegated under this Section 5 (collectively, the "INDEMNIFIED GROUP") with respect to any liability actually and reasonably incurred (including reasonable attorneys fees, expenses, judgments, fines and amounts paid in settlement) in connection with any threatened or pending action, suit or other proceeding relating to any act or failure to act in connection with the discharge of their responsibilities, but only if:

            (i) the member of the Indemnified Group acted (or failed to act) in good faith and based on a reasonable belief that the conduct was consistent with the best interest of the Plan; and

            (ii) with respect to any criminal action or proceeding, they had no reasonable cause to believe that their conduct was unlawful.

      (h) NOTICES. Any notice or document required to be filed with any person under this Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to such person, in care of Reynolds, at the address where it maintains its corporate headquarters, or at such other place as Reynolds designate from time to time in a written notice to Participants. Any notice required under the Plan may be waived by the person entitled to notice.

      6. GENERAL CLAIM PROCEDURES. If a Claimant fails to receive a payment to which he believes he is entitled under this Plan, he may file a written claim for the payment with the CHRO.

If the claim is wholly or partially denied, written notice of the denial will be furnished to the Claimant within a reasonable time after the claim is filed. Each notice denying a claim shall include the following information:

      (a)   the reason or reasons the claim was denied;

      (b) a specific reference to the provision of the Plan upon which the denial is based;

      (c) a description of any additional material or information necessary for the Claimant to perfect the claim; and

      (d) an explanation of the claim appeal procedures described in Section 7, below.

      7. APPEAL PROCEDURES. Subject to the requirements of the Section, a Claimant may appeal the denial of a claim. Appeals must be filed in writing with the Committee not later than sixty (60) days after the Claimant receives written notice that the claim has been denied. As a part of the appeal process, the Claimant may review pertinent documents, submit written comments and request that a hearing be held to consider the appeal.

The decision to hold a hearing to consider the appeal shall be within the sole discretion of the Committee, whether or not the Claimant requests a hearing.

Except as provided below, each appeal will be decided not later than sixty (60) days after the Committee receives the written appeal. If, however, special circumstances require an extension of time for deciding an appeal, a decision shall be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after the Committee receives the written appeal and any additional information submitted by the Claimant in accordance with this Section.

Appeal decisions shall be written and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of this Plan on which the decision is based.

      8. SOURCE OF PAYMENTS. All payments under this Plan shall be made solely from the general assets of Reynolds. No such assets shall be segregated or placed in trust to secure the performance of the obligations of Reynolds under this Plan.

Reynolds may, however, in its sole discretion, purchase one or more policies of insurance with respect to Participant, the proceeds of which may, but need not, be used by Reynolds to satisfy part or all of its obligations under this Plan. Reynolds will be the owner of any such policy. Neither Participant nor any other person or entity claiming through Participant shall have any rights with respect to any such policy or to the proceeds of any such policy. As a condition of receiving any benefits under this Plan, Participant, on behalf of himself and any person or entity claiming through him, agrees to cooperate with Reynolds in obtaining any insurance policy that Reynolds chooses to purchase with respect to Participant by submitting to such physical examinations, completing such forms, and making such records available as may be required from time to time.

The rights under this Plan of Participant and any person or entity claiming through him shall be solely those of an unsecured, general creditor of Reynolds. No insurance policy or other asset of Reynolds shall be held by Reynolds for or on behalf of Participant, or any other person, or constitute security for the performance of any obligations of Reynolds under this Plan.

      9. SPECIAL PAYMENT PROVISIONS RELATING TO CHANGE IN CONTROL. Notwithstanding any other provision of this Plan to the contrary, if within twenty-four (24) months following a Change in Control of Reynolds a Participant's employment is terminated by Reynolds (other than a "Termination for Cause" (as defined above)), or a Participant terminates his employment for Good Reason, and Participant has attained at least one year of service as an eligible officer of Reynolds (as determined by the CHRO) as of the date of such Change in Control, the Participant shall be entitled to a lump sum payment equal to the present value of the benefit he would have received pursuant to Section 2 of the Plan as if the requirements of the Participant's Payment Date had been satisfied, multiplied by the lesser of one (1), or a fraction:

      (a)   the numerator of which is the sum of:

            (i) the Participant's whole and fractional years of service with Reynolds as of such date of termination, and

            (ii) the number of whole and fractional years during which the Participant receives severance benefits pursuant to any employment or severance agreement entered into with Reynolds, and

      (b)   the denominator of which is fifteen (15).

If a Participant has commenced receiving benefits under Section 2 of the Plan as of the date of such Change in Control, the Participant shall be entitled to receive a lump sum payment equal to the present value of the remaining payments he would have been entitled to receive pursuant to Section 2. For purposes of the preceding sentence, the present value of the payments made pursuant to
Section 2 shall be calculated using the interest rate applied by the Pension Benefit Guaranty Corporation in valuing lump sum distributions that is in effect on the date of the Participant's termination of employment or the date of the Change in Control, whichever applies.

      10. INDEPENDENCE OF AGREEMENT. Except as otherwise expressly provided, this Plan is independent of, and in addition to, any other employment agreement, employee benefit plan or agreement, or other right that a Participant may have as a result of his employment by Reynolds. This Plan is not a contract of employment between any Participant and Reynolds. No provision of this Plan shall be construed to limit or restrict:

      (a) the right of Reynolds to discharge any Participant, with or without cause; or

      (b) the right of any Participant to terminate his employment with Reynolds.

      11. ACCELERATION OF PAYMENTS. Reynolds reserves the right to accelerate the payment of any benefits payable under this Plan without the consent of a Participant, his estate, his designated beneficiaries, or any other person claiming through the Participant.

      12. LEAVES OF ABSENCE. Reynolds may, in its sole discretion, permit a Participant to take one or more leaves of absence. No such leave of absence shall exceed one year, however. For purposes of the Plan, including the provisions relating to the Service Requirement, a Participant will be considered employed by Reynolds during an authorized leave of absence.

      13. LEGAL EFFECT. Neither Reynolds nor the Committee makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan. Reynolds may take all actions required by law with respect to any payments due under this Plan, or any other compensation or benefits due to any Participant, including withholding of tax from such payments, compensation or benefits.

      14. FACILITY OF PAYMENT. If, for any reason, the identity or legal capacity of any person to whom payments are to be made under this Plan is in doubt, Reynolds may withhold payment until instructed by a final order of a court of competent jurisdiction. If a Participant or any designated beneficiary of a Participant is declared legally incompetent, Reynolds may make payment of any amounts due under this Plan to the person legally charged with his or her care. Any payment made by Reynolds in good faith shall fully discharge Reynolds from its obligation with respect to that payment.

      15. ASSIGNMENT OF RIGHTS. Except as expressly permitted by this Plan:

(a) neither a Participant nor anyone claiming through him may sell, assign, transfer or pledge the right to receive any payments to which he is or may become entitled under this Plan, and

(b) benefit payments shall not be subject to the claims of creditors of any Participant or anyone claiming through him, or to any legal, equitable, or other proceeding or process for the enforcement of such claims.

      16. CORPORATE REORGANIZATION. Reynolds shall not merge or consolidate with any other entity unless and until such other entity expressly assumes the obligations of Reynolds under this Plan.

      17. SECTION HEADINGS. The Section headings used in this Plan are for convenience of reference only, and shall not be considered in construing this Plan.

      18. AMENDMENT AND TERMINATION. Notwithstanding any contrary Plan provision:

      (a) the Company reserves the right at any time, by action of the Board, to amend or terminate this Plan; provided, however, that no such amendment or termination shall reduce the benefit payable to any Participant whose employment with the Company and all related Companies terminated under circumstances entitling him or his Beneficiary to a Plan benefit prior to the amendment or termination date; and

      (b) if the Plan is terminated, the Committee may elect, in its sole discretion, to pay any benefit then payable under the Plan in the form of a single lump-sum payment of actuarially equivalent value.

      19. SPECIAL PROVISIONS RELATING TO INDIVIDUAL PARTICIPANTS. Special provisions relating to individual Participants may from time to time be added to the

Plan by a schedule which shall be attached to and become a part of this Plan. To the extent that any such schedule conflicts with any other Plan provision, the terms of the schedule shall control.

      20. MISCONDUCT. If the Committee determines, based upon evidence satisfactory to it, that any Participant:

      (a) has engaged in misconduct involving dishonesty which results in financial loss to the Company or a Related Company or malicious destruction of the property of the Company or a Related Company, or

      (b) has been convicted of a felony committed and arising out of his employment by the Company or a Related Company,

                                       AND

      (c) as a result of conduct describe in (a) or (b), above, the Participant's employment with the Company or a Related Company has been terminated,

the Participant, and any person claiming through the Participant, shall forfeit all rights to any Plan benefits. Any such determination by the Committee shall be final and conclusive.

      21. NON-COMPETITION PROVISION. If the Committee determines that a
Participant:

      (a)   is employed by a competitor of the Company or a Related Company, or

      (b) is engaged, directly or indirectly, in competition with or in an occupation detrimental to the interests of the Company or a Related Company,

                                       AND

      (c)   if, after due notice, the Participant continues such activity,

the Committee shall suspend payments to or on behalf of the Participant, and the Participant, and any person claiming through the Participant, shall forfeit all rights to any Plan benefit. Any such determination shall be based on evidence satisfactory to the Committee and shall be final. Any written statement of an elected officer of the Company that employment with another employer is not in competition with the Company or a Related Company or detrimental to their respective interests, shall be conclusive and binding, except as applied to a claim by the officer making the statement.

      22. BINDING EFFECT. Except as otherwise provided in Section 15, this Plan shall be binding upon Participant and his heirs, executors, administrators, assigns and upon anyone claiming through him, and upon Reynolds and its successors and assigns.

      23. GOVERNING LAW. The laws of the State of Ohio shall, to the extent not preempted by applicable Federal law, govern the construction of this Plan.

      24. SEVERABILITY. If any provision of the Plan is held invalid or unenforceable by a court of competent jurisdiction, the determination of invalidity or unenforceability of that provision shall not affect any other Plan provision, and the Plan shall be construed and enforced as if the invalid or unenforceable provision had not been included.

      25. EFFECT ON INDIVIDUAL SALARY CONTINUATION AGREEMENTS. The Company previously provided non-qualified deferred compensation benefits to eligible employees pursuant to individual agreements which, collectively, comprised the Officers Salary Continuation Plan. The benefits provided under this Plan replace those previously provided under the Officers Salary Continuation Plan. By accepting any payment provided pursuant to this Plan, the recipient irrevocably waives, on his own behalf and on behalf of each of his beneficiaries, any right to payment under any individual agreement comprising a part of the Officers Salary Continuation Plan. Notwithstanding any contrary Plan provision, the Company reserves the right to require that any person, as a condition to receiving any Plan benefit, execute such documents as it reasonably shall request waiving any rights he or she may have pursuant to any individual agreement comprising a part of the Officers Salary Continuation Plan.

TO EVIDENCE THE TERMS OF THIS PLAN, Reynolds, by a duly authorized officer, has executed this document on the day and year first above written.

                                               THE REYNOLDS AND REYNOLDS COMPANY

                                               By:
                                                  ------------------------------
                                                  Timothy Bailey
                                                  VP Corporate Human Resources

                                   SCHEDULE I
             SPECIAL PROVISIONS RELATING TO INDIVIDUAL PARTICIPANTS
                 WITH WHOM THE COMPANY HAS EMPLOYMENT AGREEMENTS

This Schedule I is a part of The Reynolds and Reynolds Company Supplemental Retirement Plan (the "PLAN") and specifies special provisions applicable to one or more individual Participants with whom the Company has employment agreements. To the extent that any such employment agreement provides for Plan benefits greater than those provided under the regular Plan provisions, the provisions of the employment agreement shall govern the Plan benefits provided with respect to that Participant. If the regular Plan provisions provide benefits greater than those required under any such employment agreement, the regular Plan provisions shall govern the benefits provided with respect to that Participant. Notwithstanding any contrary provision of the Plan, including this Schedule, there shall be no duplication of benefits provided with respect to a Participant under the regular Plan provisions and the Plan benefits specified in his or her employment agreement.

Section I - Special Provisions Which Apply To TERRY D. CARDER

      The special provisions relating to Mr. Carder are set forth in the EMPLOYMENT AGREEMENT made and entered into as of the 6th day of November, 1984 by and between The Reynolds and Reynolds Company and Terry D. Carder, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section II - Special Provisions Which Apply To BUDD L. TIPPLE

      The special provisions relating to Mr. Tipple are set forth in the EMPLOYMENT AGREEMENT made and entered into as of the 1st day of January, 1985 by and between The Reynolds and Reynolds Company and Budd L. Tipple, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section III - Special Provisions Which Apply To GEORGE D. MOLINSKY

      The special provisions relating to Mr. Molinsky set forth in the EMPLOYMENT AGREEMENT made and entered into as of the 1st day of January, 1985 by and between The Reynolds and Reynolds Company and George D. Molinsky, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section IV - Special Provisions Which Apply To WAYNE C. JIRA

      The special provisions relating to Mr. Jira are set forth in the EMPLOYMENT AGREEMENT made and entered into as of the 1st day of January, 1985 by and between The Reynolds and Reynolds Company and Wayne C. Jira, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section V - Special Provisions Which Apply To ROBERT C. NEVIN

      The special provisions relating to Mr. Nevin are set forth in the EMPLOYMENT AGREEMENT made and entered into as of the 1st day of October, 1986 by and between The Reynolds and Reynolds Company and Robert C. Nevin, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section VI - Special Provisions Which Apply To DAVID R. HOLMES

      The special provisions relating to Mr. Holmes are set forth in the EMPLOYMENT AGREEMENT made and entered into as of the 1st day of January, 1985 by and between The Reynolds and Reynolds Company and David R. Holmes, which is on file with the Secretary of the Company and which may be amended from time-to-time.

                                   SCHEDULE II
             SPECIAL PROVISIONS RELATING TO INDIVIDUAL PARTICIPANTS
            WITH WHOM THE COMPANY DOES NOT HAVE EMPLOYMENT AGREEMENTS

This Schedule II is a part of The Reynolds and Reynolds Company Supplemental Retirement Plan (the "PLAN") and specifies special provisions that apply to one or more individual Participants with whom the Company does not have employment agreements.

Section I - Special Provisions Which Apply To EUGENE WEFLER

      Eugene Wefler, who retired from the Company's employ on December 1, 1986 under circumstances not entitling him to any benefit under the Plan, shall receive a Pension under the Plan of Four Hundred Dollars ($400.00) per month payable monthly (as of the first day of each calendar month) for his lifetime only. Such Pension shall be subject to all generally applicable provisions of the Plan; provided, however, that for purposes of Section 18, Eugene Wefler shall be treated as having terminated employment under circumstances entitling him to a Pension under the Plan.

Section II - Special Provisions Which Apply To LEE C. LEWIS

      Lee C. Lewis shall be entitled to receive "Social Security bridge" payments under the Plan of Seven Hundred Twenty-Two Dollars and Forty Cents ($722.40) per month, payable monthly beginning December 1, 1987 and ending with the final payment on November 1, 1994. Such payments shall be subject to all generally applicable provisions of the Plan; provided, however, that for purposes of Section 18, Lee C. Lewis shall be treated with respect to such payments as having terminated employment under circumstances entitling him to a Pension under the Plan.

Section III - Special Provisions Which Apply To RODNEY D. BROWN

      Rodney D. Brown shall be entitled to benefits under the Plan as set forth in the Settlement Agreement made and entered into as of the 9th day of August, 1990 by and between The Reynolds and Reynolds Company and Rodney
      D. Brown, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section IV - Special Provisions Which Apply To ROBERT COPENHEFER

      Robert Copenhefer shall be entitled to retire under the Plan as of January 1, 1991 and receive a pension under the Plan of Two Thousand Eight Hundred Seventy Nine-Dollars and Ninety Cents ($2,879.90) per month payable monthly (as of the first day of each calendar month) for his lifetime only. Such pension shall be subject to all generally applicable provisions of the Plan, including any generally applicable right to elect an alternate form of payment under the Plan as then in effect; provided, however, that for purposes of Section 18, Robert Copenhefer shall be treated as having terminated employment under circumstances entitling him to a Pension under the Plan.

Agreement effective as of December, 1990

                                  SCHEDULE III
             SPECIAL PROVISIONS RELATING TO INDIVIDUAL PARTICIPANTS
                 WITH WHOM THE COMPANY HAS RETIREMENT AGREEMENTS

This Schedule III is a part of The Reynolds and Reynolds Company Supplemental Retirement Plan (the "PLAN") and specifies special provisions that apply to one or more individual Participants with whom the Company has retirement agreements. The provisions of each such Participant's retirement agreement shall govern the amount and form of benefits provided under the Plan with respect to that Participant, and no benefits shall be payable under the regular Plan provisions with respect to that Participant. However, be subject to all generally applicable provisions of the Plan, except that such benefits shall not be subject to Section 20 and Section 21, that for purposes of Section 18, each such Participant shall be treated with respect to such benefits as having terminated employment under circumstances entitling him to a Pension under the Plan, and that Section 8 shall not restrict the establishment of the trust contemplated by such retirement agreements.

Section I - Special Provisions Which Apply To LEWIS CLEMMER

      The special provisions relating to Mr. Clemmer are set forth in the Retirement Agreement made and entered into as of the 1st day of July, 1987 by and between The Reynolds and Reynolds Company and Lewis Clemmer, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section II - Special Provisions Which Apply To JOE CRIST

      The special provisions relating to Mr. Crist are set forth in the Retirement Agreement made and entered into as of the 1st day of July, 1987 by and between The Reynolds and Reynolds Company and Joe Crist, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section III - Special Provisions Which Apply To ROBERT E. GORDON

      The special provisions relating to Mr. Gordon are set forth in the Retirement Agreement made and entered into as of the 1st day of July, 1987 by and between The Reynolds and Reynolds Company and Robert E. Gordon, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section IV - Special Provisions Which Apply To C. EUGENE HAYDEN

      The special provisions relating to Mr. Hayden are set forth in the Retirement Agreement made and entered into as of the 1st day of July, 1987 by and between The Reynolds and Reynolds Company and C. Eugene Hayden, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section V - Special Provisions Which Apply To RALPH JOHNSON

      The special provisions relating to Mr. Johnson are set forth in the Retirement Agreement made and entered into as of the 1st day of July, 1987 by and between The Reynolds and Reynolds Company and Ralph Johnson, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section VI - Special Provisions Which Apply To FRANK LABOSCO

      The special provisions relating to Mr. Labosco are set forth in the Retirement Agreement made and entered into as of the 1st day of July, 1987 by and between The Reynolds and Reynolds Company and Frank Labosco, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section VII - Special Provisions Which Apply To WILLIAM R. NEWCOMB

      The special provisions relating to Mr. Newcomb are set forth in the Retirement Agreement made and entered into as of the 1st day of July, 1987 by and between The Reynolds and Reynolds Company and William R. Newcomb, which is on file with the Secretary of the Company and which may be amended from time-to-time.

Section VIII - Special Provisions Which Apply To ISAAC E. PATRICK

      The special provisions relating to Mr. Patrick are set forth in the Retirement Agreement made and entered into as of the 1st day of July, 1987 by and between The Reynolds and Reynolds Company and Isaac E. Patrick, which is on file with the Secretary of the Company and which may be amended from time-to-time.

                                  SCHEDULE IV:
                   SPECIAL PROVISIONS RELATING TO INDIVIDUALS
                 WITH WHOM THE COMPANY HAS RETIREMENT AGREEMENTS

This Schedule IV is a part of The Reynolds and Reynolds Company Supplemental Retirement Plan (the "PLAN") and specifies special provisions applicable only to David Holmes, Lloyd Waterhouse and Dale Medford (the "ELIGIBLE GROUP") regarding payment of certain benefits in the form of an optional lump sum.

SECOND OPTIONAL LUMP SUM PAYMENT

By written notice received by the Chief Human Resources Officer of the Corporation at least twelve (12) months prior to becoming eligible for payment of Plan benefits, any member of the Eligible Group may elect to receive payment as follows:

      (A)   An initial payment equal to the Lump Sum Amount (as defined below);
            plus

      (B) A single-life annuity, which has a present value which is actuarially equivalent to the difference, if any, between:

            (i) the present value of the Participant's Plan benefit (reduced actuarially to reflect any amounts payable as a lump sum pursuant to paragraph 2(B)(i)(a) of the Plan), if paid as a single life annuity for the life of the Participant (the "ADJUSTED PLAN BENEFIT"); and

            (ii)  the Lump Sum Amount;

            payable according to the generally applicable Plan provisions. Any present values shall be determined based on the actuarial assumptions set forth below.

      (C)   The LUMP SUM AMOUNT shall be determined as follows:

            (i) First, determine the applicable Target Safety Net Amount from the table in Schedule V. Next, increase the Target Safety Net Amount for each month of employment after October 1, 2000 by one-twelfth (1/12) of an inflation assumption which shall be equal to the greater of:

                  (1)      three percent (3%); or

                  (2) the inflation assumption used for purposes of Financial Accounting Standard 87 to project the maximum compensation and benefits limits for that fiscal year for the Qualified Pension Plan, reduced by one and one-half percent (1.5%).

                  One (1) day of employment during a month is sufficient to earn the inflation adjustment for that month. No adjustment for inflation will be made after the month of termination, however.

                  The result is the amount of a hypothetical, annual, single-life annuity payable for the life of the Participant. The amount of this hypothetical annuity is referred to below as the "SUPPLEMENTAL PLAN TARGET BENEFIT".

            (ii) Next, convert the lesser of the Supplemental Plan Target Benefit and the Adjusted Plan Benefit to a lump sum, using the following actuarial assumptions:

                  (1) An interest rate equal to the sum of: (a) the discount rate used in preparing the Financial Accounting Standard 87 report for the Qualified Pension Plan for the Company's fiscal year in which the lump sum distribution is paid; and (b) two percent (2%).

                  (2) The length of the payment is twenty and five-tenths (20.5) years increased by six-tenths (.6) of a year for each year (or portion thereof) that the payment date precedes age sixty-two (62) or decreased by six-tenths (.6) of a year for each year (or portion thereof) that the payment date follows age sixty-two
                           (62).

                  (3) The annual annuity amount is payable in equal monthly installments, as of the first day of each month.

            (iii) The result of the calculations described in (ii), next above, is the Lump Sum Amount.

                                   SCHEDULE V
                    GRANDFATHERED PAYMENT AMOUNTS AND OPTIONS
  FOR CERTAIN INDIVIDUALS COVERED BY INDIVIDUAL SALARY CONTINUATION AGREEMENTS
                  PRIOR TO THE OCTOBER 1, 2002 PLAN RESTATEMENT

Prior to October 1, 2002, the individuals listed below (the "PROTECTED GROUP") participated in the Officers Salary Continuation Plan pursuant to individual agreements which provided:

      (a) a benefit expressed as a multiple of annual compensation, payable in ten annual installments (the "OLD SALARY CONTINUATION BENEFIT"), and

      (b) a different method of determining the dollar amount used in the calculation described in 2(b)(iii)(A)(2) (the "TARGET SAFETY NET AMOUNT").

Effective October 1, 2002, the Salary Continuation Benefit was replaced by Part 1 of the benefit described in clause 2(a)(i) of the Plan (the "NEW BENEFIT"), and a uniform dollar amount established for purposes of the calculation described in 2(b)(iii)(A)(2) (the "NEW DOLLAR AMOUNT").

Notwithstanding any contrary Plan provision, the Protected Group shall retain the right to elect to receive the Old Salary Continuation Benefit in lieu of the New Benefit, and to have the Lump Sum Amount in 2(b)(iii) calculated using the Old Salary Continuation Benefit and the Target Safety Net Amount. Any such elections shall be made in accordance with procedures similar to those applicable to the election described in 2(b)(ii), as established by the Committee.

For purposes of the preceding calculations, annual compensation, the applicable multiple and the Target Safety Net Amount shall be determined based on the following table.

                                                           Target Safety Net Amount
       Name                         Multiple               in Thousands                 Annual Salary
------------------                  ---------             -------------------------    ---------------
Almoney, Jeffery                       1.0                           75                  248,000.07

Alten, Jim                             1.0                           75                  251,200.36

Bailey, Tim                            1.5                           75                  296,000.22

Behm, Mike                             1.0                           75                  196,800.03
Berry, Michael                         1.0                           75

Bolka, Ed                              1.0                           75                  267,200.13

Boyer, Rick                         1.0                   75                           220,800.36

Brown, Mark                         1.5                  100                           305,600.26

Collins, Scott                      1.0                   75                           256,000.16

Corrao, Bill                        1.0                   75                           264,000.00

Delong, Steve                       1.0                   75                           243,200.26

Dittman, Dan                        1.5                  100                           328,000.00

Dutch, Dave                         1.0                   75                           288,000.00

Falknor, Debra                      1.0                   75                           232,000.10

Gapinski, Mike                      1.0                   75                           272,000.36

Gerhard, Stephen                    1.0                   75                           256,000.10

Grassman, Raymond                   1.0                   75                           208,000.00

Guthrie, Paul                       1.0                   75                           225,600.13

Hangen, Steve                       1.0                   75                           248,000.03

Harvey, Randy                       1.0                   75                           360,000.00

Kirwan, Jerry                       1.0                   75                           190,400.29

Medford, Dale                       2.0                  250                           520,000.00

Mulcaney, Teri                      1.0                   75                           176,000.03

Rollins, David (Mick)               1.0                   75                           220,800.32

Shave, John                         1.0                   75                           240,000.39

Suttmiller, Tom                     1.5                  100                           324,800.32

Swann, Richard                      1.0                   75                           208,000.00

Urs, Anil                           1.0                   75                           187,200.00

Ventura, Doug                       1.5                   75                           320,000.10

Von Pusch, Rick                     1.0                   75                           176,000.03

Wall, Carolyn                       1.0                   75                           184,000.13

Waterhouse, Lloyd                   2.0                  250                         1,069,668.32

Wells, Kevin                        1.0                   75                           193,600.16

West, Gillis                        1.0                   75                           232,000.22

Wrona, Rick                         1.0                   75                           248,000.00